Exhibit 99.1

Investor Relations Contact:

Michael Haase

(925) 951-9005

Michael.Haase@Workday.com

Media Contact:

Eric Glass

(415) 432-3056

Eric.Glass@Workday.com

Workday Announces Fiscal 2014 Second Quarter Financial Results

Total Revenue of $107.6 Million, Up 72% Year Over Year; Subscription Revenue of $81.1 Million, Up 92% Year Over Year

PLEASANTON, Calif. — August 27, 2013 — Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for human resources and finance, today announced financial results for the fiscal second quarter ended July 31, 2013.

•

Total revenues for the second quarter were $107.6 million, an increase of 72% from the second quarter of fiscal 2013. Subscription revenues were $81.1 million, an increase of 92% from same period last year.

•

Operating loss for the second quarter was $32.3 million, compared to an operating loss of $26.4 million in the same period last year. Non-GAAP operating loss for the second quarter was $21.7 million, compared to a non-GAAP operating loss of $24.1 million last year.[1]

•

Net loss per basic and diluted share for the second quarter was $0.21, compared to a net loss per basic and diluted share of $0.78 in the second quarter of fiscal 2013. The second quarter non-GAAP net loss per basic and diluted share was $0.13, compared to a non-GAAP net loss per basic and diluted share of $0.71 during the same period last year.[1]

•	Operating cash flows were a negative $12.9 million in the second quarter. Free cash flows were a negative $42.6 million in the second quarter.[2]

•

Cash, cash equivalents and marketable securities were approximately $1.3 billion as of July 31, 2013 and include net proceeds from convertible notes issued in the second quarter. Unearned revenue was $325.6 million, a 32% increase from last year.

“Workday continues to be well positioned for strong growth as a leader in cloud applications for human capital management and financial management,” said Aneel Bhusri, chairman, co-founder, and co-CEO, Workday. “We continue to execute well as we expand our global operations and new product initiatives. Workday’s pace of innovation and very high levels of customer and employee satisfaction are important contributors to our growth.”

“We are very pleased with our results for the second quarter of fiscal 2014,” said Mark Peek, chief financial officer, Workday. “We generated record quarterly revenues and billings, made solid progress toward profitability, and strengthened our balance sheet raising $533 million net proceeds from our two convertible notes offerings. Looking ahead, we anticipate a strong second half of fiscal 2014 with third quarter revenues expected to be in the range of $115 to $118 million, or growth of 58% to 62% as compared to the prior year. Total revenues for the year are anticipated to be in the range of $436 to $446 million, or growth of 59% to 63%.”

Recent Highlights

•	Workday raised $533 million from the issuance of two series of convertible notes due in 2018 and 2020, respectively, net of offering expenses and the costs of related warrant and hedge transactions.

•

Workday announced plans to deliver Workday Payroll for UK and Workday Payroll for France, designed to address the full spectrum of payroll needs. The applications are expected to be generally available in 2015 and 2016, respectively.

•

In an independent survey, Workday employees voted the company the #1 Top Workplace in the large company category on the Bay Area News Group’s Top Workplaces list. This is the second consecutive year Workday has received the top recognition on the list.

Workday plans to host a conference call today to review its second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

[1]

Non-GAAP operating loss and net loss per share for the fiscal second quarters of 2013 and 2014 exclude share-based compensation, and for the fiscal second quarter of 2014, also exclude employer payroll taxes on employee stock transactions and non-cash interest expense associated with convertible notes. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

[2]

Free cash flows are defined as operating cash flows minus capital expenditures and property and equipment acquired under capital lease. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for human resources and finance. Founded in 2005, Workday delivers human capital management, financial management, and analytics applications designed for the world’s largest organizations. Hundreds of companies, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s third quarter and full year fiscal 2014 revenue projections, and our expectations for future applications. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) our ability to manage our growth effectively; (v) our limited operating history, which makes it difficult to predict future results; (vi) the development of the market for enterprise cloud services; (vii) acceptance of our applications and services by customers; (viii) breaches in our security measures or unauthorized access to our customers’ data; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended April 30, 2013 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features and functions that are currently available.

© 2013. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31,	January 31,
	2013	2013(1)
Assets
Current assets:
Cash and cash equivalents	$437,432	$84,158
Marketable securities	857,169	706,181
Accounts receivable, net	66,972	67,437
Deferred costs	11,385	9,816
Prepaid expenses and other current assets	22,437	16,710

Total current assets	1,395,395	884,302
Property and equipment, net	64,097	44,585
Deferred costs, noncurrent	18,871	18,575
Goodwill and intangible assets, net	8,488	8,488
Other assets	19,122	3,130

Total assets	$1,505,973	$959,080

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,337	$2,665
Accrued expenses and other current liabilities	14,619	13,558
Accrued compensation	31,725	27,203
Capital leases	10,720	12,008
Unearned revenue	247,320	199,340

Total current liabilities	310,721	254,774
Convertible senior notes, net	457,849	—
Capital leases, noncurrent	7,687	12,972
Unearned revenue, noncurrent	78,298	85,920
Other liabilities	12,677	13,131

Total liabilities	867,232	366,797
Stockholders’ equity:
Common stock	171	162
Additional paid-in capital	1,109,332	993,933
Accumulated other comprehensive income	111	68
Accumulated deficit	(470,873)	(401,880)

Total stockholders’ equity	638,741	592,283

Total liabilities and stockholders’ equity	$1,505,973	$959,080

(1)	Amounts as of January 31, 2013 were derived from the January 31, 2013 audited financial statements.

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Revenues	$107,555	$62,702	$199,200	$119,520
Costs and expenses(1):
Costs of revenues	40,754	28,265	77,453	53,355
Research and development	41,168	23,552	77,450	44,338
Sales and marketing	44,150	29,629	82,514	54,467
General and administrative	13,766	7,616	26,690	13,677

Total costs and expenses	139,838	89,062	264,107	165,837

Operating loss	(32,283)	(26,360)	(64,907)	(46,317)
Other expense, net	(3,479)	(637)	(3,735)	(672)

Loss before provision for (benefit from) income taxes	(35,762)	(26,997)	(68,642)	(46,989)
Provision for (benefit from) income taxes	216	(116)	351	(53)

Net loss	(35,978)	(26,881)	(68,993)	(46,936)
Accretion of redeemable convertible preferred stock	—	(206)	—	(407)

Net loss attributable to common stockholders	$(35,978)	$(27,087)	$(68,993)	$(47,343)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.78)	$(0.40)	$(1.40)

Weighted-average shares used to compute net loss per share attributable to common stockholders	173,375	34,734	170,617	33,881

(1) Costs and expenses include share-based compensation as follows:

Costs of revenues	$1,202	$275	$1,939	$491
Research and development	3,465	552	5,372	927
Sales and marketing	1,805	502	2,848	869
General and administrative	3,311	954	7,040	1,441

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Cash flows from operating activities
Net loss	$(35,978)	$(26,881)	$(68,993)	$(46,936)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	8,051	3,943	14,620	7,477
Share-based compensation expense	9,783	2,283	17,199	3,728
Amortization of deferred costs	2,756	2,334	5,238	5,586
Non-cash interest expense	2,790	—	2,790	—
Other	196	15	170	30
Changes in operating assets and liabilities:
Accounts receivable	(6,808)	(13,543)	323	(14,014)
Deferred costs	(3,867)	(3,127)	(7,103)	(6,753)
Prepaid expenses and other assets	(6,579)	(1,525)	(10,142)	(4,349)
Accounts payable	1,251	760	3,672	326
Accrued and other liabilities	(9,191)	3,258	6,262	10,163
Unearned revenue	24,680	34,407	40,358	59,374

Net cash provided by (used in) operating activities	(12,916)	1,924	4,394	14,632
Cash flows from investing activities
Purchases of marketable securities	(441,860)	(32,073)	(729,701)	(85,940)
Maturities of marketable securities	170,159	36,519	576,867	52,940
Purchases of property and equipment	(29,732)	(3,805)	(31,627)	(6,002)
Other	—	—	90	—

Net cash provided by (used in) investing activities	(301,433)	641	(184,371)	(39,002)
Cash flows from financing activities
Proceeds from borrowings on convertible senior notes, net of issuance costs	584,291	—	584,291	—
Proceeds from issuance of warrants	92,708	—	92,708	—
Purchase of convertible senior notes hedges	(143,729)	—	(143,729)	—
Proceeds from exercise of stock options	2,110	6,425	6,675	7,130
Principal payments on capital lease obligations	(2,935)	(1,777)	(6,688)	(3,543)
Other	72	—	80	—

Net cash provided by financing activities	532,517	4,648	533,337	3,587
Effect of exchange rate changes	—	(13)	(86)	(5)

Net increase (decrease) in cash and cash equivalents	218,168	7,200	353,274	(20,788)
Cash and cash equivalents at the beginning of period	219,264	29,541	84,158	57,529

Cash and cash equivalents at the end of period	$437,432	$36,741	$437,432	$36,741

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended July 31, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Non-cash Interest	Non-GAAP
Costs and expenses:
Costs of revenues:
Subscription services	$16,327	$(401)	$—	$—	$15,926
Professional services	24,427	(801)	(54)	—	23,572
Total costs of revenues	40,754	(1,202)	(54)	—	39,498
Research and development	41,168	(3,465)	(318)	—	37,385
Sales and marketing	44,150	(1,805)	(292)	—	42,053
General and administrative	13,766	(3,311)	(172)	—	10,283
Operating loss	(32,283)	9,783	836	—	(21,664)
Operating margin	-30.0%	9.1%	0.8%	—	-20.1%
Other expense, net	(3,479)	—	—	2,790	(689)
Loss before provision for income taxes	(35,762)	9,783	836	2,790	(22,353)
Provision for income taxes	216	—	—	—	216
Net loss	$(35,978)	$9,783	$836	$2,790	$(22,569)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.21)	$0.06	$0.00	$0.02	$(0.13)

(1)	Calculated based upon 173,375 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended July 31, 2012

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Non-GAAP
Costs and expenses:
Costs of revenues:
Subscription services	$8,994	$(99)	$8,895
Professional services	19,271	(176)	19,095
Total costs of revenues	28,265	(275)	27,990
			—
Research and development	23,552	(552)	23,000
Sales and marketing	29,629	(502)	29,127
General and administrative	7,616	(954)	6,662
Operating loss	(26,360)	2,283	(24,077)
Operating margin	-42.0%	3.6%	-38.4%
Loss before benefit from income taxes	(26,997)	2,283	(24,714)
Benefit from income taxes	(116)	—	(116)
Net loss	$(26,881)	$2,283	$(24,598)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.78)	$0.07	$(0.71)

(1)	Calculated based upon 34,734 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Six Months Ended July 31, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Non-cash Interest	Non-GAAP
Costs and expenses:
Costs of revenues:
Subscription services	$31,257	$(663)	$(8)	$—	$30,586
Professional services	46,196	(1,276)	(347)	—	44,573
Total costs of revenues	77,453	(1,939)	(355)	—	75,159
Research and development	77,450	(5,372)	(550)	—	71,528
Sales and marketing	82,514	(2,848)	(383)	—	79,283
General and administrative	26,690	(7,040)	(225)	—	19,425
Operating loss	(64,907)	17,199	1,513	—	(46,195)
Operating margin	-32.6%	8.6%	0.8%	—	-23.2%
Other expense, net	(3,735)	—	—	2,790	(945)
Loss before provision for income taxes	(68,642)	17,199	1,513	2,790	(47,140)
Provision for income taxes	351	—	—		351
Net loss	$(68,993)	$17,199	$1,513	$2,790	$(47,491)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.40)	$0.10	$0.01	$0.01	$(0.28)

(1)	Calculated based upon 170,617 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Six Months Ended July 31, 2012

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Non-GAAP
Costs and expenses:
Costs of revenues:
Subscription services	$16,588	$(177)	$16,411
Professional services	36,767	(314)	36,453
Total costs of revenues	53,355	(491)	52,864
Research and development	44,338	(927)	43,411
Sales and marketing	54,467	(869)	53,598
General and administrative	13,677	(1,441)	12,236
Operating loss	(46,317)	3,728	(42,589)
Operating margin	-38.8%	3.2%	-35.6%
Loss before benefit from income taxes	(46,989)	3,728	(43,261)
Benefit from income taxes	(53)	—	(53)
Net loss	$(46,936)	$3,728	$(43,208)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(1.40)	$0.11	$(1.29)

(1)	Calculated based upon 33,881 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Revenue by Type

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Revenues:
Subscription services	$81,111	$42,200	$149,529	$79,122
Professional services	26,444	20,502	49,671	40,398

Total revenues	$107,555	$62,702	$199,200	$119,520

Revenues:
Subscription services	75.4%	67.3%	75.1%	66.2%
Professional services	24.6%	32.7%	24.9%	33.8%

Total revenues	100.0%	100.0%	100.0%	100.0%

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
GAAP cash flows from operating activities	$(12,916)	$1,924	$4,394	$14,632
Capital expenditures	(29,732)	(3,805)	(31,627)	(6,002)
Property and equipment acquired under capital lease	—	(3,990)	(115)	(4,224)

Free cash flows	$(42,648)	$(5,871)	$(27,348)	$4,406

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude share-based compensation, employer payroll taxes on employee stock transactions and non-cash interest expense related to our convertible senior notes. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures and assets acquired under a capital lease as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, and for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Workday’s operating performance due to the following factors:

•

Share-based compensation. Although share-based compensation is an important aspect of the compensation of Workday’s employees and executives, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of our ongoing share-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

•

Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on employee stock transactions is dependent on Workday’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•

Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes. The effective interest rates, including interest cost related to the amortization of debt issuance costs, were approximately 6.1% for the convertible senior notes due 2018 and approximately 6.4% for the convertible senior notes due 2020, while the contractual interest rates of the notes were 0.75% and 1.50%, respectively. The difference between the effective interest expense and the contractual interest expense is excluded from management’s assessment of our operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased, due to the fact that these expenditures are considered to be an ongoing operational component of our business.

The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.